UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12.

Hudson United Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Explanatory Note

The following materials were sent to certain customers of Hudson United Bank.

September 26, 2005

Dear Hudson United Bank Customer:

As you may already know, Hudson United Bank is planning to become a part of TD Banknorth, N.A.1 This coming together of our two banking companies will mean greater convenience and service for you as we become an even stronger financial institution.

You are an important customer, and your satisfaction and peace of mind are our primary concerns. Please be assured that we will keep you well informed as we work to ensure a smooth transition during the next few months. In the meantime, I’d like to tell you about TD Banknorth.

A few facts about TD Banknorth

Our goal in joining with TD Banknorth is to give you the best possible banking experience. TD Banknorth is a $31.8 billion2 banking and financial services company currently serving communities in six Northeast states including upstate New York, Connecticut, Massachusetts, New Hampshire, Maine and Vermont. It is a regional bank with a lot in common with Hudson United Bank. For example, TD Banknorth is strongly committed to community banking, with the same personal touch you enjoy right now. You will still benefit from local loan decision-making and outstanding customer service from the same people you interact with today. You can look forward to an even wider array of financial services, and, after the transition to TD Banknorth, you will be able to bank at nearly 600 TD Banknorth branch locations and more than 700 ATMs across the Northeast.1 For more information about the merger, please see the enclosed brochure.

Other things you should know

In the coming months, you will receive more information about the transition to TD Banknorth which will likely take place in early 2006.1 Please feel free to stop by your branch, call your account officer or visit our web site at www.HudsonUnitedBank.com for updated information.

As our valued customer, we believe you will find this change to be a positive one. We look forward to combining our resources with TD Banknorth to better serve your financial needs.

Sincerely,

Kenneth T. Neilson
President and Chief Executive Officer

TDH-100A
1 Subject to regulatory and shareholder approvals.
2 As of June 30, 2005

Bank Deposits FDIC Insured

September 26, 2005

Dear Hudson United Bank Customer:

As you may already know, Hudson United Bank is planning to become a part of TD Banknorth, N.A.1 This coming together of our two banking companies will mean an even stronger financial institution with greater resources to serve you.

You are an important customer, and your satisfaction and peace of mind are our primary concerns. Please be assured that we will keep you well informed as we work to ensure a smooth transition during the next few months. In the meantime, I’d like to tell you about TD Banknorth.

A few facts about TD Banknorth

Our goal in joining with TD Banknorth is to give you the best possible banking experience. TD Banknorth is a $31.8 billion2 banking and financial services company currently serving communities in six Northeast states including upstate New York, Connecticut, Massachusetts, New Hampshire, Maine and Vermont. It is a regional bank with a lot in common with Hudson United Bank. For example, TD Banknorth is strongly committed to community banking, with the same personal service and local decision-making we offer you today. Like Hudson United, TD Banknorth offers a wide array of financial services, including commercial and small business deposit and loan products; sophisticated cash management services, treasury and international banking services; asset based lending; leasing and public sector financial services. In the future, you’ll find even greater convenience with our soon to be expanded network of branches and ATMs and more resources available to help you meet your financial goals. For further information, please see the enclosed brochure.

Other things you should know

In the coming months, you will receive more information about the transition to TD Banknorth which will likely take place in early 2006.1 Please feel free to stop by your branch, call your account officer or visit www.HudsonUnitedBank.com for updated information.

We value you and your business and believe you will find this change to be a positive one for you. We look forward to combining our resources with TD Banknorth to better serve your financial needs.

Sincerely,

Kenneth T. Neilson
President and Chief Executive Officer

TDH-100B
1 Subject to regulatory and shareholder approvals.
2 As of June 30, 2005

Bank Deposits FDIC Insured

For Hudson United Bank Customers

Hudson United Bank
 will soon join the
TD Banknorth family

What is changing at your bank? Hudson
United Bank is expected to merge with
TD Banknorth in early January, 2006, subject
to shareholder and regulatory approvals.
Sometime after the merger, Hudson United
Bank will become known as TD Banknorth
when computer systems are integrated.1

TD Banknorth, like Hudson United Bank, has very
strong community banking roots. By coming together
we can continue to offer you a perfect balance of
big and small, delivering what you care about most:
personal attention and service — people you know
and who know you at your local branch — professionals
who take the time to talk with you about your current
situation and your plans for the future — helpful
bankers who will work with you, your family, or your
business or organization, to choose the products
and services that best meet your needs.

By joining the TD Banknorth family, we will be able
to offer an expanded array of financial products and
services — along with the convenience of a wider
network of ATMs and branches. You can also tap into
the resources and expertise of a large regional bank.
TD Banknorth Inc. is a leading banking and financial
services company headquartered in Portland, Maine.
Their product and service mix, their locations, and
their approach to serving the community are a good
complement to ours. The result will be the very best
banking experience for all of our valued customers.
This brochure will answer some of the questions you
may have. It will also give you an idea of the expanded
products, services, and conveniences you can expect
as a TD Banknorth customer. For example, after
the transition to TD Banknorth,1 you will be able to
bank at nearly 600 TD Banknorth branches and more
than 700 ATMs across the Northeast. (Please see the
illustrated map on page 12 for an idea of where we
will be expanding and the large area this will cover.)

Please look through this brochure. If you have
questions about your Hudson United Bank accounts,
please call us at 1-800-HUB-LINK, visit your
local Hudson United Bank branch, or go to
www.hudsonunitedbank.com.

Q. Who is TD Banknorth?

A. TD Banknorth, N.A. (TD Banknorth) is a wholly
owned subsidiary of TD Banknorth Inc. which has
$31.8 billion of total consolidated assets.2
TD Banknorth provides financial services to over
1.3 million households plus commercial and small
business customers in the following six Northeast
states: Connecticut, New York, Massachusetts, New
Hampshire, Maine, and Vermont. TD Banknorth
operates divisions in government banking, mortgage
banking, asset-based lending, and merchant services.
Investment products are offered through Bancnorth
Investment Group, Inc.3 TD Banknorth Insurance
Agency, Inc. is one of the nation’s largest insurance
agencies.3 TD Banknorth Leasing Corporation offers
commercial equipment leasing. TD Banknorth’s
common stock trades on the New York Stock
Exchange under the symbol “BNK.” For more
information, visit www.TDBanknorth.com.

Q. When is the merger expected to
take place? Will my accounts change?

A. The merger1 is expected to be completed in
early 2006. Some time after that, your accounts will
be transferred to the same or similar accounts at
TD Banknorth when computer systems are integrated.
You will receive more detailed information in the
months ahead about TD Banknorth products and
services and how they compare to those offered at
Hudson United Bank. This will include detailed
information about personal, business, and public
sector accounts.

Q. How will this change benefit me?

A. Like Hudson United Bank, TD Banknorth is
committed to providing customers with a high level
of personal service and convenience. By joining with
TD Banknorth, we will be able to offer you an
expanded menu of consumer and commercial products
and more banking convenience. Once you become

a TD Banknorth customer, and the transition is
complete,1 you will be able to bank at approximately
600 TD Banknorth branches and more than 700
TD Banknorth ATMs. You will continue to have access
to innovative banking, investment, and insurance
services3 as well as Internet and telephone banking
services through TD Banknorth’s Online Banking
and Direct Banking services.

Q. Will I eventually need to get new
checks and a new debit card?

A. In most cases, there will be no change in account
numbers for personal or business deposit accounts,
so you will be able to use your current Hudson United
Bank checks until they are gone. If a change is needed,
due to duplicate account numbers, for example, we
will notify you and supply you with new checks at no
charge. In most cases, you may also continue to use
your existing Hudson United Bank debit or ATM card
throughout the transition to TD Banknorth. You will
receive more information in future communications.

Q. Is there a charge for TD Banknorth
ATM transactions?

A. No. Transactions are free for TD Banknorth
customers at all TD Banknorth ATM locations
throughout the Northeast.4

Q. Will my direct deposits, such as
Social Security, continue?

A. Yes. Unless you are notified otherwise, direct
deposits and other automatic transfers will continue.
There’s no need to fill out any paperwork or
contact any agencies, such as the Social Security
Administration.

Q. Will I still be able to bank online?
What about telephone banking services?

A. TD Banknorth offers innovative online banking
services for both consumers and businesses,
including eBillPay service. These are supported by
dedicated Customer eCare representatives who are
available to assist you with your online banking needs.
In addition, TD Banknorth offers convenient telephone
banking through its Direct Banking center. Customers
can either speak with a representative directly or use
Direct Banking’s 24-hour automated banking system.
Direct Banking and Customer eCare representatives
are available during these extended hours:

Monday–Friday, 7 a.m.–11 p.m.;
Saturday, 7 a.m.–7 p.m.;
Sunday, 9 a.m.–5 p.m.

Q. How secure will my deposits be at
TD Banknorth?

A. TD Banknorth Inc. has total assets of $31.8 billion.2
It was named the “Best Managed Bank in America”
by Forbes magazine in 2004. As a TD Banknorth
customer, your deposits will be backed by TD
Banknorth’s strength and stability. To learn more,
visit www.tdbanknorth.com/investorrelations, the
TD Banknorth Investor Relations web page.

Q. What type of deposit insurance will
I receive at TD Banknorth?

A. Your deposit accounts will still be insured by the
Federal Deposit Insurance Corporation (FDIC), an
agency of the U.S. Government. FDIC-insured
deposits are backed by the full faith and credit of
the United States.

Q. Will there be changes in my FDIC
insurance coverage?

A. Yes, there may be changes, as of the merger
date,1 if you have more than $100,000 in aggregate
deposit accounts at Hudson United Bank and
TD Banknorth, N.A.

  If you have deposit accounts at Hudson United
  Bank or at TD Banknorth, N.A., or both, and
  together these accounts total $100,000 or less,
  there will be no change in your FDIC coverage
  when the banks merge.1

  If you have deposit accounts at Hudson United
  Bank or at TD Banknorth, N.A., or both, and
  together these accounts total more than $100,000
  at the time of the merger,1 it may affect your
  FDIC insurance coverage.

Under federal law, you will continue to receive the
same FDIC insurance coverage as if your accounts
were still at separate banks for six months after the
merger date.1 CDs may continue to receive separate

FDIC insurance coverage until their first maturity
date after the six-month period. After this date, if
your total deposit account balances exceed
$100,000, the excess amount may not be covered by
FDIC insurance.

Q. What types of financial services are
available for small business customers?

A. TD Banknorth offers a variety of accounts and
services specially designed to meet the needs of small
business customers. These include Free Business
Checking — an affordable option for small businesses
with moderate checkwriting needs — and other
checking and savings choices. TD Banknorth will also
assign a dedicated Small Business Representative to
assist you. You’ll be able to take advantage of the
Small Business Foundations program, and TD
Banknorth has many flexible loan and line of credit
products. You’ll also be eligible for the Business
VISA® Debit Card, and other convenient services.

Q. What about products and services
for larger companies?

A. You’ll find that TD Banknorth has a complete menu
of products and services for larger commercial cus-
tomers. This includes checking and savings accounts,
relationship packages that offer added
benefits, retirement planning services,3 sophisticated
cash management services, commercial lending,
leasing, and merchant services, and more.
You’ll receive in-depth information about all of
these services in the months ahead.

Q. Does TD Banknorth offer public
sector services?

A. Yes. TD Banknorth’s Government Banking
Department provides deposit, investment,3 and loan
products to public entities. As we move closer to the
merger, public sector clients will be provided with more
information on TD Banknorth’s products and services.

Q. What kind of international banking
services will be available?

A. If you’re doing business over borders or overseas,
you’ll find what you need with TD Banknorth.
Their International Banking services include trade
services (such as Letters of Credit, Documentary
Collections, and Bankers’ Acceptances). You can take
advantage of TD FaciliTrade, which facilitates the
origination, receipt, and reporting of international
transactions. There are also services for international
payments and foreign exchanges that can help
you minimize risk to your company. If you are using
international banking services at Hudson United
Bank, you will be receiving more information about
TD Banknorth products and services as we move
toward the merger and systems conversion dates.

What should I do if I have more questions?

A. All of our personal, business, and public sector
customers will be receiving more information by mail
in the months ahead.

We are here to help you. If you have questions about
your Hudson United Bank accounts, please call
1-800-HUB-LINK (1-800-482-5465), visit your
local Hudson United Bank branch, or go to
www.hudsonunitedbank.com.

Q. What kind of community
support does TD Banknorth provide?

A. TD Banknorth has a long tradition of supporting
the communities within which it does business. The
bank is proud of its contribution to local communities
and recognizes the need for continued support and
involvement through financial, in-kind, and volunteer
resources. The bank focuses on programs that meet
community needs and encourages collaboration in the
areas of public education, youth programs, arts and
culture, and economic development. TD Banknorth
is also committed to educating individuals to become
more knowledgeable consumers and savers, so you
can make informed decisions about the financial
options available to you.

  Subject to shareholder and regulatory approvals, Hudson
  United Bank will merge with TD   Banknorth, N.A.. in early
  January 2006. Some time after the merger, computer systems will be integrated, and Hudson United Bank will become
  known as TD Banknorth, N.A

  As of June 30, 2005.

  Bancnorth Investment Group, Inc. is:

- An independent registered broker-dealer - Not affiliated
with TD Banknorth, N.A. or its related companies
- Member NASD and SIPC
Securities and insurance products are provided by Bancnorth Investment Group, Inc.:
- Not a Deposit - Not FDIC Insured - Not insured by any Federal Government Agency - Not Guaranteed by the Bank or any Affiliate - May be Subject to Investment Risk, Including Possible Loss of Value4 Fees may apply for special ATM services.

  Fees may apply for special ATM services.

More branches, more ATM locations

In 2006, after the transition to TD Banknorth,
you can look forward to banking at nearly 600
TD Banknorth branches in the Northeast.
You’ll also enjoy no-fee transactions at
over 700 TD Banknorth ATM locations.4

The map shown here is designed to illustrate the wide area in which you will be able to find a TD Banknorth branch or ATM wherever you live or travel throughout the Northeast. Light green dots indicate current  TD Banknorth branch/ATM areas; Dark green dots show the places where Hudson United Bank branches and ATMs will become TD Banknorth locations.1 Please note that this map is representational only. You’ll receive more detailed information about branch and ATM locations in future communications.

  Current TD Banknorth locations

  Current Hudson United Bank locations

To locate the
Hudson United Bank
nearest you,
visit our website at
www.hudsonunitedbank.com
or call
1-800 HUB-LINK
(1-800-482-5465)

These materials may be deemed to be solicitation material in respect of the proposed merger of TD Banknorth and Hudson United Bancorp. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. Shareholders of Hudson United are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that will be part of the registration statement, because they will contain important information about the proposed merger. The final joint proxy statement/prospectus will be mailed to shareholders of Hudson United. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov or from Hudson United, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations.

Hudson United Bancorp and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Hudson United’s directors and executive officers is available in Hudson United’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 23, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.